THE OBLIGATIONS UNDER THIS SECURITY AGREEMENT ARE SUBORDINATED TO THE CLAIMS OF WELLS FARGO BUSINESS CREDIT, INC. PURSUANT TO AND IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH BETWEEN SECURED PARTY (AS DEFINED BELOW) AND WFB, AS AMENDED (COLLECTIVELY, THE “SUBORDINATION AGREEMENT”)

SECURITY AGREEMENT

             THIS SECURITY AGREEMENT dated as of October 2, 2001 (including all annexes, exhibits and schedules hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by VISEON, INC. (“Borrower”), in favor of DIGITAL INVESTORS, L.L.C., a Nevada limited liability company (“Secured Party”).

RECITALS

             A.         Pursuant to that certain Promissory Note of even date herewith by and among Borrower and Secured Party (as amended, extended, restated, supplemented or otherwise modified from time to time, (the “Note”), Secured Party is extending credit to Borrower, all on the terms and subject to the conditions set forth therein.

             B.          Borrower is either a direct beneficiary of the borrowings made available to Borrower under the Note.

             C.          In order to induce Secured Party to make the loan and enter into the Note, Borrower has agreed to enter into this Agreement.

AGREEMENT

             NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Secured Party to make the loan commitment and advanced funds pursuant to the Note, the parties agree as follows:

             1.          Definitions.  The following capitalized terms shall have the following respective meanings:

                           “Account Debtor” means any Person who is obligated under an Account.

                           “Accounts” means all “accounts,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including (a) all accounts receivable, other receivables, book debts, and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents, or Instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all purchase orders or receipts for goods or services, (c) all rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation, and stoppage in transit and rights to returned, reclaimed, or repossessed goods), (d) all monies due or to become due to such Person under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.  Borrower has provided a true, correct and complete list of all of its accounts to secured party on Schedule 5.

                           “Books and Records” means, with respect to any Person, all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, accounting books and records, financial statements (actual and pro forma), and filings with Governmental Authorities.

                           “Chattel Paper” means all “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

                           “Claim” means any and all: (a) suits, actions, or proceedings in any court or forum, at law, in equity or otherwise; (b) costs, fines, deficiencies, or penalties; (c) asserted claims or demands by any Person; (d) arbitration demands, proceedings, or awards; (e) damages, losses, liabilities, and expenses (including reasonable attorneys' fees and disbursements and other costs of collection, defense, or appeal); (f) enforcement of rights and remedies; or (g) criminal, civil, or regulatory investigations.

                           “Collateral” means all right, title, and interest of Borrower or any Subsidiary of Borrower in, to and under any property, whether now existing or hereafter acquired, real or personal, tangible or intangible, and whether owned by, consigned to, held by, or under the care, custody, or control of, Borrower or such Subsidiary, including all Accounts, Books and Records, Chattel Paper, Contracts, Documents, Equipment, Fixtures, General Intangibles (including all Intellectual Property, Stock, Claims, contract rights, payment intangibles, and choses in action), Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, money, cash, and cash equivalents, real property interests, Supporting Obligations, Collection Accounts,  Deposit Accounts, (and any other bank accounts maintained by Borrower at Senior Lender or any other institution), and all of Borrower’s or any Subsidiary's other interests in property of every kind and description, and the products, profits, and rents of, dividends or distributions on, accessions to, and all Proceeds (including insurance proceeds) of any of the foregoing, regardless of whether the foregoing, or any portion of it, constitutes property as to which the UCC provides for the perfection of a Lien, and all rights and remedies applicable to such property, but excluding, in all events, Hazardous Materials.

                           “Collection Accounts” means any of the bank accounts in the name of Borrower maintained at Senior Lender.

                           “Contracts” means all “contracts,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents, or Instruments), including any agreement relating to the terms of payment or the terms of performance of any Account.

                           “Default” means the occurrence of an Event of Default.

                           “Deposit Account” means any demand, time, savings, passbook or similar account maintained by any Person with Senior Lender or any other bank or financial institution.

                           “Documents” means all “documents,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non–negotiable.

                           “Environmental Laws” means any and all federal, state, local, and municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, environmental protection matters, including Hazardous Materials, as now or hereafter in effect.

                           “Equipment” means all “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment, and all engineering, processing, and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock, and other equipment of every kind and nature, trade fixtures, and fixtures, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties, and rights with respect thereto.

                           “Event(s) of Default” means any of the enumerated acts or omissions set forth in the Note or in Section 15.1 hereinbelow.

                           “Fiscal Month” means any of the monthly accounting periods of Borrower.

                           “Fixtures” means “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

                           “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent with past practices.

                           “General Intangibles” means all “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all customer lists, licenses, copyrights, trademarks, patents, and all applications therefor and reissues, extensions, or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures, and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know–how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man, and business interruption insurance, and all unearned premiums), uncertificated securities, certificated securities, choses in action, deposit, checking, and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, instruments, and other property in respect of or exchange for pledged shares or other equity interests, rights of indemnification, all Books and Records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs, and other papers and documents in the possession or under the control of such Person or any computer bureau or service company from time to time acting for such Person.

                           “Goods” means all “goods,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including movables, fixtures, equipment, inventory, or other tangible property.

                           “Goodwill” means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

                           “Hazardous Material” means any substance, material, or waste, the generation, handling, storage, treatment, or disposal of which is regulated by any Governmental Authority, or forms the basis of liability under any Environmental Law in any jurisdiction in which Borrower or any of its Subsidiaries has owned, leased, or operated real property or disposed of hazardous materials.

                           “Instruments” means all “instruments,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than Instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                           “Intellectual Property” means all of the following now owned or hereafter acquired by any Person:  (a) patents, trademarks, trade dress, trade names, service marks, copyrights, trade secrets, and all other intellectual property or Licenses thereof; and (b) all Proceeds of the foregoing.

                           “Inventory” means all “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including inventory, merchandise, goods, and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery, or shipping of the same, including other supplies.

                           “Investment Property” means all “investment property,” as such term is defined in the UCC in those jurisdictions in which such definition has been adopted, now owned or hereafter acquired by any Person, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of such Person, including the rights of such Person to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts held by any Person, (d) all commodity contracts held by any Person; and (e) all commodity accounts held by any Person.

                           “Letter of Credit” means an irrevocable commercial or standby letter of credit issued for the account of a Person.

                           “Letter of Credit Rights” means all “letter of credit rights,” as such term is defined in the UCC in those jurisdictions in which such definition has been adopted, now owned or hereafter acquired by any Person, including any right to payment under a Letter of Credit.

                           “License” means any license under any written agreement now owned or hereafter acquired by any Person granting the right to use any Intellectual Property or other license of rights or interests now held or hereafter acquired by any Person.

                           “Liens” means any lien, pledge, mortgage, security interest, charge or encumbrance of any kind (including, without limitation, the interest of a lessor under a Capital Lease having substantially the same economic effect), any agreement to give or refrain from giving any lien, pledge, mortgage, security interest, charge or other encumbrance of any kind, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of any financing statement or other similar form of notice under the laws of any jurisdiction.

                           “Obligations to Secured Party” means any and all present and future loans, advances, indebtedness, claims, guarantees, liabilities or obligations of the Company or any Guarantor owing to the Secured Party or any Affiliate of the Secured Party (or any assignee or transferee of the Secured Party or such Affiliate), of whatever nature, character or description, arising under or in connection with this Agreement, the Note or otherwise, any and all agreements, instruments or other documents heretofore or hereafter executed or delivered in connection with any of the foregoing, in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, amended, renewed, extended, exchanged, restated, refinanced, refunded or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether for principal, interest, premiums, fees, costs, expenses (including, without limitation, attorney’s fees) or other amounts incurred for administration, collection, enforcement or otherwise, whether or not arising after the commencement of any proceeding under the Bankruptcy law (including, without limitation, post-petition interest) and whether  or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by any statute of limitations or such Indebtedness, claims, liability or obligation may otherwise be unenforceable.

                           “Permitted Liens” means, collectively, Liens of the Company or any Guarantor arising by reason of (i) any attachment, judgment, decree or order of any governmental Authority, so long as such Lien is being contested in good faith within thirty (30) days of such Person’s knowledge thereof and is either adequately bonded for execution thereon has been stayed pending appeal of review, and any appropriate legal proceedings which may have been duly initiated for the review of such attachment, judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) Taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith; (iii) security for payment of workers’ compensation or other insurance; (iv) reasonable security for the performance of real property leases; (v) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business; (vi) operation of law in favor of carriers, warehouse owners, landlords, storage facilities or mechanics incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiation or by appropriate proceedings that suspend the collection thereof and, if required by GAAP, are appropriately reserved for on the books of such Person; and (vii) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects that, in the aggregate, are not material in amount; provided, however, that each of the Liens described in the foregoing clauses (i) through (vii) inclusive shall only constitute a Permitted Lien  so long as such Lien individually does not, or so long as all such Liens do not, materially interfere with the conduct of such Person’s business or creates a Material Adverse Change.  Notwithstanding the foregoing, Secured Party recognizes the existence and priority of the Liens set forth on Schedule 1.

                           “Proceeds” means “proceeds,” as such term is defined in the UCC, including:  (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to any Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to any Person from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of any Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority); (c) any claim of any Person against third parties for past, present, or future infringement or dilution of any Intellectual Property or for injury to the Goodwill associated with any Intellectual Property; (d) any recoveries by any Person against third parties with respect to any litigation or dispute concerning any Collateral; and (e) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

                           “Secured Obligations” mean any and all “Obligations to Secured Party” (as such term is defined hereinabove), and all covenants and duties regarding such amounts, of any kind or nature, present or future, contingent or liquidated, whether or not evidenced by any note, agreement or other instrument, the payment or performance of which is provided for or arises now or hereafter under or in connection with the Note or this Agreement.

                           “Senior Indebtedness” shall mean the indebtedness outstanding to Wells Fargo Business Credit, Inc., pursuant to the Amended and Restated Credit and Security Agreement dated as of April 16, 1998, by and between Borrower and Wells Fargo Business Credit, Inc. as amended.

                           “Senior Liens” shall mean the Liens granted to the Senior Lender pursuant to the Senior Indebtedness collateral documents.

                           “Stock” means all certificated and uncertificated shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11–1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act.

                           “Supporting Obligations” means “supporting obligations,” as such term is defined in the UCC in those jurisdictions in which such definition has been adopted, now owned or hereafter acquired by any Person.

                           “Termination Date” shall mean the date that all Secured Obligations are fully and finally paid and satisfied in cash in full.

                           “UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Texas; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of Senior Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of definitions related to such provisions.

             2.          Assignment and Grant of Security.  Borrower hereby assigns and pledges to Secured Party and hereby grants to Secured Party a security interest (subject, as to priority, only to the Senior Liens and those Permitted Liens that would be prior to Secured Party’s Lien as a matter of law) in, the entire right, title and interest of Borrower and its Subsidiaries, in and to the Collateral.

             3.          Security for Secured Obligations. This Agreement creates a security interest (subject, as to priority, only to the Senior Liens and those Permitted Liens that would be prior to Secured Party’s Lien as a matter of law) in and to the Collateral, securing the payment and performance of any and all Secured Obligations now or hereafter existing of Borrower, each of its Subsidiaries, any guarantor or any other Person.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Borrower, any of its Subsidiaries, any guarantor or any other Person to Secured Party, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding under any Bankruptcy Law involving Borrower, any of its Subsidiaries, any guarantor or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of Borrower, any of its Subsidiaries, any guarantor or any other Person under any Bankruptcy Law).

             4.          Borrower Remains Liable.  Anything herein to the contrary notwithstanding, (a) until the Secured Obligations have been fully and finally paid in cash, Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of the rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral unless expressly and specifically agreed to by Secured Party in writing, and (c) Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Borrower thereunder or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.  All rights and security interests of Secured Party in the Collateral shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from terms of the Note or any other document; (iii) any exchange, release or non–perfection of any Collateral for all or any of the Secured Obligations; or (iv) any other circumstance which might otherwise constitute a defense available to Borrower, or a discharge of Borrower’s obligations, with respect to the validity or enforceability of a security interest to the Collateral.

             5.          Agreement With Respect to Collateral.  Borrower and Secured Party agree that to the extent that any of the Collateral may be deemed to be a Fixture as opposed to Equipment, Inventory or any other form of Collateral that may be perfected by the filing of a UCC financing statement, it is the intention of each of these parties that such Collateral be deemed to be Equipment, Inventory or any other form of Collateral that may be perfected by the filing of a UCC financing statement and such Collateral not be deemed to be a Fixture.

             6.          Representations and Warranties.  Borrower represents and warrants, with respect to itself and the Collateral, as follows:

                           (a)         except as specifically disclosed in the most recent schedule of Accounts delivered to Secured Party: (i) each Account arises out of a bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and is not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no known setoffs, claims, or disputes existing or asserted with respect thereto and Borrower has not agreed and will not agree with the applicable Account Debtor without Secured Party's consent to (A) any deduction therefrom, (B) any extension of time for the payment thereof, (C) any compromise or settlement for less than the full amount thereof, or (D) any release, in whole or in part, of any Person liable therefor, except as to all of the foregoing deductions, extensions, compromises, settlements, or  releases allowed by Borrower in the ordinary course of its business and disclosed to Secured Party; provided, that the aggregate amount of such deductions, extensions, compromises, settlements, or releases shall not exceed $1,000 in any Fiscal Month; (iii) there are no facts, events, or occurrences that Borrower knows or should know that in any way impair the validity, collectability, or enforceability thereof or tend to reduce the amount payable thereunder as reflected on the invoices, statements, and schedules of Accounts delivered to Secured Party with respect thereto, or that might result in any material adverse change in the financial condition of the applicable Account Debtor or the collectability thereof; and (iv) Borrower has no knowledge that the applicable Account Debtor is unable generally to pay its debts as they become due;

                           (b)        the amounts reflected on all records, invoices, statements, and schedules of Accounts with respect thereto (i) to the knowledge of Borrower, are actually and absolutely owing to Borrower as indicated thereon and (ii) are not in any way contingent;

                           (c)         no payments have been made on any Account, and;

                           (d)        to the best of Borrower’s knowledge, the applicable Account Debtor has the capacity to contract;

                           (e)         (i) all Inventory of Borrower (A) is, and will continue to be, located at one of the locations set forth on Schedule 2 or (B) is being shipped directly to a customer of Borrower and such Inventory is scheduled to arrive at its destination within 15 days after shipment or between two of the locations set forth on Schedule 2, (ii) such Inventory has not been consigned to any Person, (iii) such Inventory has been and will be produced in compliance with all Applicable Laws, including the minimum wage and overtime pay provisions of the Fair Labor Standards Act, (iv) Borrower has good, indefeasible, and merchantable title to such Inventory and such Inventory is not subject to any Lien or document whatsoever except for Liens in favor of Senior Lender, Liens to Secured Party and other Permitted Liens, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name, or copyright agreements with any third parties that would require any consent of any third party upon sale or disposition thereof or the payment of any monies to any third party as a condition precedent to any such sale or other disposition, and (vi) the completion of manufacture, sale, or other disposition of such Inventory by Secured Party following a Default or Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Borrower is a party or to which any of its property is subject;

                           (f)         the chief place of business and chief executive office of Borrower and the office where Borrower keeps all of its records concerning the Accounts, are located at 8700 N. Stemmons Freeway, Suite 310, Dallas, Texas  75247;

                           (g)        all Chattel Paper, promissory notes or other Instruments evidencing the Accounts have been pledged to Secured Party and, when the Senior Indebtedness has been fully and finally paid and satisfied in cash, the Chattel Paper and Instruments shall be duly endorsed and accompanied by such duly executed instruments of transfer or assignment as are necessary for such pledge, to be held as pledged collateral;

                           (h)        Borrower is the legal and beneficial owner of, or has valid leasehold title to, the Collateral pledged by it free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement (other than Senior Liens and Permitted Liens).  No effective financing statement or other similar document used to perfect and preserve a security interest under Applicable Laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (i) in respect of Senior Liens and Permitted Liens and (ii) in favor of Secured Party relating to this Agreement.  As of the date hereof, Borrower operates under the trade names set forth on Schedule 3 hereto (and no others).  Borrower (including any corporate or partnership predecessor) has not existed or operated under any name other than VISEON, INC. or as stated on Schedule 3 since the date of Borrower’s incorporation;

                           (i)          Borrower has possession and/or control of the Equipment and Inventory pledged by it hereunder;

                           (j)          This Agreement creates a valid and continuing security interest (subject, as to priority, only to the Senior Liens and those Permitted Liens that would be prior to Secured Party’s Lien as a matter of law) in the Collateral, securing the payment of the Secured Obligations which upon filings and other necessary actions to perfect such security interest (subject, as to priority, only to the Senior Liens and those Permitted Liens that would be prior to Secured Party’s Lien as a matter of law) will create a perfected security interest in such Collateral, to the extent that such security interest can be perfected by filing a UCC financing statement.  This Agreement is a valid, binding and enforceable obligation of Borrower.  Upon filing the necessary financing statements, Secured Party’s Lien (i) is prior to all other Liens except Liens granted to the Senior Lender securing the Senior Indebtedness and those Permitted Encumbrances that would be prior to Secured Party’s Lien as a matter of law, and (ii) is enforceable as such as against creditors of, and purchasers from, Borrower and as against any purchaser of real property where any of the Fixtures or Equipment are located and any future creditor obtaining a Lien on such real property.  Upon filing of necessary financing statements, all such action as is necessary in law has been taken (i) to establish and perfect Secured Party’s Lien in each item of the Collateral with respect to which Liens may be perfected by such filings (other than items of Collateral for which Secured Party’s Lien may be perfected only by possession thereof and which are in the possession of the Senior Lender or which Senior Lender requires Borrower to retain possession), and (ii) to entitle Secured Party to exercise the rights and  remedies provided in each of this Agreement, the Note and the UCC.  Borrower shall not at any time take any action which shall cause this section to become not true and correct, and Borrower shall at all times take all such action as may be necessary to cause this section to remain true and correct.  If, at any time, there are Liens on any Collateral, other than Liens securing the Senior Indebtedness or Permitted Liens or Liens granted to Secured Party, Borrower shall use its best efforts to remove such conflicting Liens within 30 days thereafter and, in any event, shall remove such conflicting Liens within 60 days thereafter;

                           (k)         No consent of any other Person (other than Wells Fargo Business Credit, Inc.) and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority that has not been obtained, made or given is required (i) for the pledge by Borrower of the Collateral pledged by it hereunder, for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Borrower, (ii) as to Collateral with respect to which Liens may be perfected by such filings, for maintenance of the pledge, assignment and security interest created hereby or for the perfection of the pledge, assignment and security interest created hereby by filing a UCC–1 financing statement centrally, or in the case of dual filing states, centrally and at the county level, as applicable, other than the filing of appropriate continuation statements, or (iii) except as otherwise provided by law, for the exercise by Secured Party of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement;

                           (l)          Borrower possesses all material licenses and permits, including but not limited to all applicable certificates of occupancy, licenses and permits required for the operations of its business; and

                           (m)        Schedule 4 hereto is a complete and correct list of all (i) deposit accounts (demand, time, special or other) maintained by or in which Borrower has an interest and correctly describes the financial institution in which such account is maintained (including the specific branch), the address and ABA number of such institution, the officer of such institution having primary responsibility for Borrower’s accounts, the account number and type (as supplemented from time to time by Borrower by written notice to Secured Party) and (ii) Chattel Paper, promissory notes and other Instruments in which Borrower has an interest.

             7.          Further Assurances.

                           (a)         Unless this requirement is specifically waived in writing by Secured Party, Borrower agrees to promptly obtain the necessary consent to or waiver of such restriction from any Person so as to enable Borrower to effectively grant to Secured Party a security interest under this Agreement.

                           (b)        Borrower agrees that from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby, and the priority thereof, or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, upon written request by Secured Party, Borrower will:  (i) mark conspicuously each Chattel Paper, and, at the request of Secured Party, each of its records pertaining to the Collateral with the following legend:

THIS INSTRUMENT IS SUBJECT TO A SECURITY INTEREST AND LIEN PURSUANT TO A SECURITY AGREEMENT DATED OCTOBER 2, 2001 (THE “SECURITY AGREEMENT”) MADE BY BORROWER IN FAVOR OF DIGITAL INVESTORS, L.L.C., AS SECURED PARTY.  THE OBLIGATIONS UNDER THE SECURITY AGREEMENT ARE SUBORDINATED TO THE CLAIMS OF WELLS FARGO BUSINESS CREDIT, INC. PURSUANT TO AND IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH BETWEEN SECURED PARTY AND WELLS FARGO BUSINESS CREDIT, INC., AS AMENDED.

or such other legend, in form and substance satisfactory to and as specified by Secured Party, indicating that such Chattel Paper or Collateral is subject to the pledge, assignment and security interest granted hereby; (ii) upon full and final payment in cash of the Senior Indebtedness, if any Collateral shall be evidenced by a promissory note or other instrument or be Chattel Paper, deliver and pledge to Secured Party hereunder such note, instrument or Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party; and (iii) execute and file such financing or continuation statements, or amendments thereto and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

                           (c)         Borrower hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Borrower where permitted by Applicable Law.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Applicable Law.

                           (d)        Borrower will furnish to Secured Party from time to time statements and schedules (including Schedules to this Agreement) further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request in writing, all in reasonable detail.  Borrower will promptly furnish to Secured Party a copy of each new or renewal, restatement or modification of any agreement included in Collateral.

                           (e)         Borrower shall not establish or maintain any deposit or similar bank account not listed on Schedule 4 hereto unless Secured Party receives prior written notice thereof.

                           (f)         In addition to such other information as shall be specifically provided for herein Borrower agrees that Borrower, and each of Borrower’s Subsidiaries, if any, shall permit such site visitations and inspections and furnish to Secured Party such other information with respect to the Collateral as Secured Party may reasonably request from time to time in connection with the Collateral, or the protection, preservation, maintenance or enforcement of the security interest or the Collateral.

             8.          Equipment, Fixtures and Inventory.

                           (a)         Borrower shall keep the Equipment, Fixtures and Inventory pledged by it hereunder (other than Inventory sold in the ordinary course of business or in transit between two permitted locations) at the places therefor specified herein or, upon thirty days' prior written notice to Secured Party, at such other places in such jurisdictions where all action required by Section 7 herein shall have been taken with respect to the Equipment and Inventory.

                           (b)        Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain or cause to be maintained all their material Properties necessary to the conduct of their business (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all reasonably necessary repairs, renewals, replacements, additions, betterments and improvements thereto.

                           (c)         Borrower shall, and shall cause each Subsidiary of Borrower, if any, to pay and discharge all Taxes, assessments and governmental charges or levies imposed upon it or its income or Properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of their properties, except those Taxes, assessments, charges or levies contested by Borrower diligently in good faith, and for which adequate reserves have been established in accordance with GAAP.  Borrower shall, and shall cause each Subsidiary of Borrower to, timely file all information returns required by federal, state or local Tax authorities.

             9.          Insurance Borrower shall, and shall cause each Subsidiary of Borrower, if any, to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability, but in no event less than the amount and types insured as of the date hereof.   Borrower shall promptly furnish to Secured Party evidence of such insurance in form and content satisfactory to Secured Party.  If Borrower fails to perform or observe any applicable covenants as to insurance on any of such Collateral, Secured Party may at its own option obtain insurance on only Secured Party's interest in such Collateral, any premium thereby paid by Secured Party to become part of the Secured Obligations, bear interest as provided in the Note.  In the event Secured Party maintains such substitute insurance, the additional premium for such insurance shall be due upon written demand and payable by Borrower to Secured Party in accordance with any notice delivered to Borrower by Secured Party.  Borrower hereby grants Secured Party a security interest in any refunds of unearned premiums in connection with any cancellation, adjustment or termination of any policy of insurance or paid to Senior Lender with respect to Senior Indebtedness, required by Secured Party and in all proceeds of such insurance and hereby appoints Secured Party its attorney–in–fact to endorse any check or draft that may be payable to Borrower in order to collect such refunds or proceeds.  Any such sums collected by Secured Party shall be credited, except to the extent applied to the purchase by Secured Party of similar insurance or paid to Senior Lender with respect to Senior Indebtedness, to any amounts then owing on the Secured Obligations in accordance with the Note.

             10.        Place of Perfection; Records; Collection of Accounts, Chattel Paper and Instruments.

                           (a)         Borrower shall keep its chief place of business and chief executive office and the office where it keeps its records concerning accounting books and records, and the originals of all Chattel Paper (until delivered to Senior Lender or Secured Party), at the location therefor specified in Section 6(a) herein and Borrower shall have given written notice thereof to Secured Party no later than thirty days prior to the moving thereto.  Borrower will hold and preserve such records and Chattel Paper and will permit representatives of Secured Party to inspect and make abstracts from and copies of such records and Chattel Paper.  Upon the full and final satisfaction of the Senior Indebtedness in cash, Borrower shall deliver to Secured Party all Instruments to be held by Secured Party as collateral.  Upon the full and final satisfaction of the Secured Obligations in cash, Secured Party shall return to Borrower all instruments and Chattel Paper held by Secured Party as collateral unless the Senior Indebtedness is still outstanding, in which case such Collateral shall be delivered to Senior Lender to be held as collateral.

                           (b)        (i) except as otherwise provided in this section, Borrower shall continue to collect, at its own expense, all amounts due or to become due Borrower under all Accounts, Chattel Paper and Instruments.  In connection with such collections, Borrower may take (and, at Secured Party's direction, shall take) such action as Borrower or Secured Party may deem reasonably necessary or advisable to enforce collection of the Accounts, Chattel Paper and Instruments; provided, however, that, subject to the provisions of the Subordination Agreement, Secured Party shall have the right (upon a Default or Event of Default which is continuing) (without notice to Borrower) to notify the account debtors or obligors under any Accounts, Chattel Paper and Instruments of the assignment of such Accounts, Chattel Paper and Instruments to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Borrower thereunder directly to Secured Party and, at the expense of Borrower, to enforce collection of any such Accounts, Chattel Paper and Instruments, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Borrower might have done.

                           (ii)         subject to the following sentence, upon prior notice to Borrower (unless a Default or an Event of Default has occurred and is continuing in which case no notice is necessary), Secured Party shall have the right, at Borrower’s expense, no more than twice in any 12–month period (unless such a Default or an Event of Default has occurred and is continuing in which case no such limitation shall be in effect) to make test verifications of the Accounts and physical verifications and appraisals of any other Collateral in any manner and through any medium that Secured Party considers advisable, and Borrower agrees to furnish all such assistance and information as Secured Party may require in connection therewith.  Secured Party may at any time; in Secured Party’s own name, in Borrower’s name or otherwise, communicate with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper to verify with such Persons, to Secured Party’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.  Borrower, at its own expense, shall cause its independent certified public accountants to deliver to Secured Party the results of any confirmation of all or any portion of the Accounts and any physical verifications and reconciliations of all or any portion of the other Collateral made or observed by such accountants when and if any such confirmation, verification or reconciliation is conducted in connection with annual audit procedures.  Upon the occurrence and during the continuation of a Default or an Event of Default, Borrower, promptly upon Secured Party’s request, at Borrower’s own expense, shall prepare and deliver to Secured Party the following reports: (a) a reconciliation of all Accounts; (b) an aging of all Accounts; (c) an aged receivable trial balance; (d) test verifications of such Accounts as Secured Party may request; (e) a schedule of all Inventory; (f) a schedule of all Equipment; (g) a schedule of all Leases; (h) a schedule of all Indebtedness, including, but not limited to, purchase money indebtedness and (i) a schedule of all Licenses.

                           (iii)        upon the full and final satisfaction of the Senior Indebtedness in cash, and after the occurrence of a Default or Event of Default that is continuing, all amounts and proceeds (including Instruments) received by Borrower in respect of the Accounts, Chattel Paper and Instruments shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Borrower and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (a) released to Borrower so long as no Default or Event of Default shall have occurred and be continuing or (b) if any Default or Event of Default shall have occurred and be continuing, applied as provided herein and in the Subordination Agreement.  Borrower shall not without the written consent of Senior Lender (or, after the termination of the Subordination Agreement, of Secured Party) adjust, settle or compromise the amount or payment of any Account, Chattel Paper or Instrument, release wholly or partly any account debtors or obligor thereof, or allow any credit or discount thereon except as provided in Section 6(a).

             11.        Transfers and Other Liens: Name Changes.  Borrower shall not (a) sell, assign (by operation of Applicable Law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except in the ordinary course of or (b) create or permit to exist any Lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement, Senior Liens and Permitted Liens.  Borrower shall not, and shall not permit any Subsidiary of Borrower to, change its name.

             12.        Secured Party Appointed Attorney–in–Fact.  Borrower hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney–in–fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Secured Party’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to Secured Party the power and right, on behalf of Borrower, without notice to or assent by Secured Party, upon the occurrence and during the continuation of a Default or an Event of Default (except as otherwise provided below), to do the following, all at Borrower’s expense:

                           (a)         regardless of whether a Default or an Event of Default has occurred or is continuing, continue any insurance policies existing pursuant to the terms of this should Borrower fail to do so, and pay all or any part of the premiums therefor and the costs thereof;

                           (b)        in the name of Borrower, in its own name or otherwise, take possession of, endorse and receive payment of any checks, drafts, notes, acceptances, or other Instruments for the payment of monies due under any Collateral;

                           (c)         receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral;

                           (d)        ask, demand, collect, receive and give acquittances and receipts for any and all money due or to become due under any Collateral;

                           (e)         pay or discharge any charges or Liens levied or placed on or threatened against the Collateral;

                           (f)         effect any repairs or obtain any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and costs thereof;

                           (g)        direct any party liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder, directly to Secured Party or as Secured Party shall direct;

                           (h)        sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Account Debtors, assignments, verifications and notices in connection with accounts and other documents constituting or related to the Collateral;

                           (i)          settle, compromise or adjust any suit, action or proceeding described in this section and, in connection therewith, give such discharges or releases as Secured Party may deem appropriate;

                           (j)          file any claim or task or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such monies due under any Collateral whenever payable;

                           (k)         commence and prosecute any suits, actions or proceedings at law or in equity in any court to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

                           (l)          defend any suit, action or proceeding brought against Borrower with respect to any Collateral if Borrower does not defend such suit, action or proceeding or if Secured Party believes that Borrower is not pursuing such defense in a manner that will minimize the loss with respect to such Collateral and Secured Party’s security interest therein;

                           (m)        license or, to the extent permitted by an applicable License, sublicense, whether general, specific or otherwise and whether on an exclusive or non–exclusive basis, any Intellectual Property Collateral throughout the world on such terms and conditions and in such manner as Secured Party shall, in its sole discretion, determine; and

                           (n)        sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option, at any time or from time to time, all acts and other things that Secured Party deems necessary to perfect, preserve or realize upon the Collateral and Secured Party’s Lien therein in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

AFTER THE SENIOR INDEBTEDNESS HAS BEEN FULLY AND FINALLY SATISFIED IN CASH AND UPON AND AFTER THE OCCURRENCE OF A DEFAULT OR EVENT OF DEFAULT THAT IS CONTINUING, BORROWER HEREBY IRREVOCABLY GRANTS TO SECURED PARTY BORROWER’S PROXY (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF A DEFAULT OR EVENT OF DEFAULT WHICH IS CONTINUING) TO VOTE ANY SECURITIES COLLATERAL AND APPOINTS SECURED PARTY BORROWER’S ATTORNEY–IN–FACT TO PERFORM ALL OBLIGATIONS OF BORROWER UNDER THIS AGREEMENT AND TO EXERCISE ALL OF SECURED PARTY'S RIGHTS HEREUNDER.  THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR THEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE SECURED OBLIGATIONS.

             13.        Secured Party May Perform.  Upon and during the continuance of a Default or Event of Default, if Borrower fails to perform or comply with any agreement contained herein or in the Note, Secured Party may itself perform, or cause performance of, or compliance with, such agreement, and the expenses of Secured Party incurred in connection therewith, together with applicable interest thereon at the rate then in effect under the terms of the Note, shall be payable by Borrower under Section 16 herein.

             14.        Secured Party's Duties.  The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it or any Secured Party to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.  Except as provided in this section, Secured Party shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto.  Nothing contained in this Agreement shall be construed as requiring or obligating Secured Party, and Secured Party shall not be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify Borrower of any decline in the value of any Collateral.

             15.        Events of Default; Rights and Remedies

                           15.1      Events of Default.  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" under this Agreement:

                           (a)         Borrower shall fail to make any payment in respect of any Secured Obligations when due and payable or declared due and payable; or

                           (b)        Borrower or its Subsidiaries, if any, shall fail or neglect to perform, keep, or observe any of the other covenants, promises, agreements, requirements, conditions, or other terms or provisions contained in this Agreement or the Note, and such default shall have continued for a period of five (5) Business Days after the earlier to occur of Borrower's receipt of notice of such breach from Secured Party or the date on which such failure or neglect first becomes known to any officer of Borrower; provided, that there shall be no grace period for Borrower's failure to perform, keep, or observe any of the covenants, promises, agreements, requirements, conditions, or other terms or provisions related to any monetary default; or

                           (c)         an event of default shall occur under any other material agreement, document, or instrument to which Borrower or any of its Subsidiaries is a party, or by which any such Person or its property is bound, and such event of default (A) involves the failure to make any payment, whether of principal, interest, or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than the Secured Obligations, and the current default to Wells Fargo Business Credit, Inc. for which a forbearance agreement has been executed) of such Person in an aggregate amount exceeding $10,000 or (B) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding $10,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

                           (d)        any representation or warranty in this Agreement, the Note or any other Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement, or certificate made or delivered to Secured Party by Borrower or any of its Subsidiaries shall be untrue or incorrect in any respect as of the date when made or deemed made; or

                           (e)         (i) any of the assets of Borrower or any of its Subsidiaries shall be attached, seized, levied upon, or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors of such Person, and such condition shall remain unstayed or undismissed for 60 consecutive days; (ii) any Person other than Borrower shall apply for the appointment of a receiver, trustee, or custodian for the assets of Borrower (or those of any of its Subsidiaries) and the order appointing such receiver, trustee, or custodian shall remain unstayed or undismissed for 60 consecutive days; or (iii) Borrower or any of its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed any part of its property with intent to hinder, delay, or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer, or other similar law; or

                           (f)         a case or proceeding shall have been commenced involuntarily against Borrower or any of its Subsidiaries in a court having competent jurisdiction seeking a decree or order (i) under the Bankruptcy Code or any other applicable federal, state, or foreign bankruptcy or other similar law, (ii) for (A) the appointment of a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of such Person or of any substantial part of its properties or (B) the reorganization or winding up or liquidation of the affairs of any such Person, or (iii) invalidating or denying (A) any Person's right, power, or competence to enter into or perform any of its obligations under the Note or this Agreement or (B) the validity or enforceability of this Agreement or the Note or any action taken hereunder or thereunder, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction over such case or proceeding; or

                           (g)        Borrower or any of its Subsidiaries shall (i) file a petition for an order for relief under the Bankruptcy Code or any other applicable federal, state, or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of any such Person or of any substantial part of its properties, (iii) fail generally to pay (or admit in writing its inability to pay) its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action; or

                           (h)        a final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $25,000 in the aggregate shall be rendered against Borrower or any of its Subsidiaries, unless the same shall be (i) fully covered by insurance (exclusive of any applicable deductible under any insurance policies insuring Borrower or its Subsidiaries against such judgment) and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within 30 days of such judgment, or (ii) vacated, stayed, bonded, paid, or discharged within a period of 30 days from the date of such judgment; or

                           (i)          any Person subordinating its claims against Borrower to those of Secured Party (i) terminates, or gives Secured Party notice of its intention to terminate, its subordination agreement, or (ii) such subordination agreement otherwise becomes unenforceable or ineffective; or

                           (j)          Borrower voluntarily or involuntarily dissolves or is dissolved, terminates, or is terminated; or

                           (k)         Borrower or any Subsidiary is enjoined, restrained, or in any way prevented by the order of any court or other Governmental Authority from conducting all or any material part of its business; or

                           (l)          any loss, suspension, revocation, or failure to renew any License or permit now held or hereafter acquired by Borrower or any Subsidiary, the result of which might have a Material Adverse Effect; or

                           (m)        any Lien or any provision of the Note or this Agreement shall for any reason cease to be valid, binding, and enforceable in accordance with its terms, or any Lien granted, or intended by the Note or this Agreement to be granted, to Secured Party shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in this Agreement) in any of the Collateral covered or purported to be covered thereby; or

                           (n)        any failure by Borrower or any of its Subsidiaries to (i) pay salaries and wages when due or (ii) make all required withholding payments; or

                           (o)        any Change of Control of Borrower or any of its Subsidiaries other than as a result of any action taken by Secured Party.

             15.2      Remedies.  Subject in each case to the Subordination Agreement and if any Default or Event of Default shall have occurred and be continuing:

                           (a)         Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC in effect in the state in which the Collateral is located at that time  (whether or not the UCC applies to the affected Collateral), and also may (i) require Borrower to, and Borrower hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties or (ii) without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Borrower or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), forthwith enter upon the premises of Borrower where any Collateral is located through self–help, without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on Secured Party’s claim or action, and collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, sell the Collateral or any portion thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, at such prices as it may deem best, for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as Secured Party may deem commercially reasonable.  Secured Party shall have the right, upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Secured Party by credit bid the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases.  Secured Party shall have the right to conduct such sales on Borrower’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time or times as Secured Party deems necessary or advisable.  Borrower agrees that, to the extent notice of sale shall be required by Applicable Law, five days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Until Secured Party is able to effect a sale, lease, or other disposition of any Collateral, Secured Party shall have the right  to use or operate the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Secured Party.  Secured Party shall have no obligation to Borrower to take any action to maintain or preserve the rights of Borrower as against third parties with respect to any Collateral while such Collateral is in the possession of Secured Party.  Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Secured Party’s remedies with respect to such appointment without prior notice or hearing.  Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 15.2(b) hereof.  Borrower shall remain liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, including, but not limited to the UCC (but only after Secured Party has received what Secured Party considers reasonable proof of a subordinate party’s Lien), need Secured Party account for the surplus, if any, to Borrower.  Borrower shall remain liable for any and all costs and expenses incurred by Secured Party, including, but not limited to, attorneys’ fees, to collect such deficiency.  To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of Secured Party.

                           (b)        All cash proceeds received by Secured Party upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied after the Senior Indebtedness has been fully and finally satisfied in cash as follows:

First:  To the payment of all out–of–pocket costs and expenses incurred in connection with the sale of, collection of or other realization upon Collateral, including reasonable attorneys' fees and disbursements;

Second:  To the payment of the Secured Obligations as provided in the Note and in such order and in such manner consistent with Applicable Laws as Secured Party in its reasonable discretion shall decide (with Borrower remaining liable for any deficiency); and

Third:  To the extent of the balance (if any) of such proceeds, to the payment to Borrower or other Person legally entitled thereto.

                           (c)         All payments received by Borrower under or in connection with any Collateral shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Borrower and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary endorsement).

             16.        Indemnity and Expenses

                           (a)         Borrower agrees to indemnify Secured Party from and against any and all claims, losses and liabilities (including attorneys' fees and appraisal fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), expressly including such claims, losses or liabilities arising out of mere negligence of Secured Party, except claims, losses or liabilities resulting from Secured Party's gross negligence or willful misconduct.

                           (b)        Borrower will upon written demand pay to Secured Party the amount of any and all reasonable expenses, including the fees and expenses of its counsel and of any appraisers, experts and agents, which Secured Party may incur in connection with, without limitation, (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder or (iv) the failure by Borrower to perform or observe any of the provisions hereof.  Any payments so made shall be a part of the Secured Obligations, shall be payable upon written demand, and shall bear interest at the interest rate set forth in the Note.

             17.        Further Approvals Required.  In connection with the exercise by Secured Party of its rights hereunder that effects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent or approval of Governmental Authorities and other Persons to a transfer or assignment of Collateral.  Borrower hereby agrees to execute, deliver and file, and hereby appoints (to the extent permitted under applicable law) the Secured Party as its attorney upon the occurrence and during the continuation of a Default or Event of Default, to execute, deliver and file on Borrower’s behalf and in Borrower ‘s name, all applications, certificates, filings, instruments and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in the Secured Party's opinion, to obtain such consents or approvals.  Borrower further agrees to use its best efforts to obtain such consents or approvals upon and after the occurrence of a Default or Event of Default that is continuing.  Borrower acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this section and that such failure would not be adequately compensable in damages, and therefore agrees that this section may be specifically enforced.

             18.        Cumulative Rights.  All rights of Secured Party are cumulative of each other and of every other right, which Secured Party may otherwise have, at Applicable Law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Secured Obligations.  The exercise of one or more rights shall not prejudice or impair the concurrent or subsequent exercise of other rights.

             19.        Modifications; Amendments; Etc.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

             20.        Continuing Security Interest.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the final payment in full of the Secured Obligations and all amounts payable under this Agreement, (b) be binding upon Borrower, its successors and assigns, and (c) bind, inure to the benefit of, and be enforceable by Secured Party and its successors, transferees and assigns.  Upon any such termination, Secured Party will, at Borrower’s expense, execute and deliver to Borrower such documents as such Borrower shall reasonably request to evidence such termination.

             21.        GOVERNING LAW; WAIVER OF JURY TRIAL.

                           (a)         THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.  WITHOUT EXCLUDING ANY OTHER JURISDICTION AND NOT AS A LIMITATION OF SECTION 21, BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS COUNTY, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND SECURED PARTY HEREBY WAIVE ANY RIGHT THAT EITHER MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE NOTE, OR ANY RELATED MATTERS, AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                           (b)         BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT.  BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL.  NOTHING IN THIS SECTION 21 SHALL AFFECT THE RIGHT OF SECURED PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

             22.        Secured Party's Right to Use Agents.  Secured Party may exercise its rights under this Agreement through an agent or other designee.

             23.        No Interference, Compensation or Expense. Secured Party may exercise its rights under this Agreement (a) without resistance or interference by Borrower except to the extent Borrower has  valid defenses and (b) without payment of any rent, license fee or compensation of any kind to Borrower.

             24.        Waiver.  Should any part of the Secured Obligations be payable in installments, the acceptance by Secured Party at any time and from time to time of partial payment of the aggregate amount of all installments then matured shall not be deemed as a waiver of any Default or Event of Default then existing.  No waiver of any Default or Event of Default shall be deemed to be a waiver of any other subsequent Default or Event of Default, nor shall any such waiver be deemed to be a continuing waiver.  No delay or omission by Secured Party in exercising any right hereunder, under the Note or under any other Document, shall impair any such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right of Secured Party hereunder or under such other agreements.

             25.        Waivers by Borrower.  Borrower waives notice of the creation, advance, increase, existence, extension, or renewal of, or of any indulgence with respect to, the Secured Obligations; waives presentment, demand, notice of dishonor, and protest; and waives notice of the amount of the Secured Obligations outstanding at any time.  Borrower waives (a) any claim that, as to any part of the Collateral, a public sale, should Secured Party elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH SECURED PARTY'S DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT BORROWER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF SECURED PARTY’S RIGHTS HEREUNDER and (c) all rights of redemption, appraisal or valuation.  To the maximum extent permitted by Applicable Law, Borrower waives all claims, damages, and demands against Secured Party, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention, or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of any such Person.  Borrower agrees that five days' prior notice by Secured Party to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.

             26.        Other Parties and Other Collateral.  No renewal, increase, or extension of or any other indulgence with respect to, the Secured Obligations or any part thereof, no release, exchange, or taking of any security, no release of any Person (including any Subsidiary, maker, endorser, guarantor, or surety) liable on the Secured Obligations, no delay in enforcement of payment, no delay or omission or lack of diligence or care in exercising any right or power with respect to the Secured Obligations or any security therefor or guaranty thereof or under this Agreement, and no other circumstance or event which might constitute a defense available to or discharge of Borrower, any Subsidiary or any other Person, shall in any manner impair or affect the rights of Secured Party hereunder, under the Note, at law, or in equity.  Neither Secured Party nor any Secured Party need file suit or assert a claim for personal judgment against any Person for any part of the Secured Obligations or seek to realize upon any other security for the Secured Obligations, before foreclosing upon the Collateral for the purpose of paying the Secured Obligations.  Borrower waives any right  to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that neither Secured Party nor any Secured Party shall have any duty or obligation to Borrower to apply any such other security or proceeds thereof to the Secured Obligations.  Borrower hereby waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Secured Obligations or require suit against Borrower, any Subsidiary or others.

             27.        Notices and Deliveries.

                           (a)         Manner of Delivery.  All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered in writing.  All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by facsimile transmission, by overnight delivery, express mail or delivered by hand.  In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Secured Party has acted in reliance on such telephonic notice.

                           (b)        Addresses.  All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and facsimile telephone numbers as provided hereinbelow:

If to Borrower:

VISEON, INC.
Attention: President
8700 N. Stemmons Freeway, Suite 310
Dallas, Texas  75247

If to Secured Party:

DIGITAL INVESTORS, L.L.C.
Attention: Albert B. Greco, Jr.
16901 N. Dallas Parkway, Suite 230
Addison, Texas  75001

             Any party may be given notice in accordance with this Section at such other address or, facsimile number or to the attention of such other individual as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned “Notice of Change of Address”.

                           (c)         Effectiveness.  Each notice, communication and any material to be given or delivered to Secured Party or Borrower pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by facsimile, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this section and the appropriate receipt is received or otherwise acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, facsimile or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received.

             28.        Parties Bound.  This Agreement shall be binding on Borrower and its successors, assigns, and other legal representatives, and shall bind and inure to the benefit of Secured Party, and its successors and assigns; provided, however, that Borrower may not assign its rights or obligations hereunder without the prior written consent of Secured Party.  The rights, powers, and interests held by Secured Party hereunder may be transferred or assigned, in whole or in part.

             29.        Definitions.  Unless the context indicates otherwise or the terms are otherwise defined herein, definitions in the Uniform Commercial Code apply to words and phrases in this Agreement.  “Borrower” includes, without limitation, such Person, such Person's heirs, successors and assigns, such Person as a debtor–in–possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for such Person or all or substantially all of its assets under any Applicable Law.

             30.        Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Applicable Laws during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom.  Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

             31.        Control.  Notwithstanding anything herein to the contrary, this Agreement and the transactions contemplated hereby do not and shall not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership by Secured Party of Borrower or any issuer of the Collateral, or control, affirmative or negative, direct or indirect, by Secured Party over the management or any aspect of the day–to–day operation of Borrower or any such issuer, which control remains in Borrower, each such issuer, and their respective boards of directors, partners and officers (as appropriate); provided, however, that if Secured Party becomes the owner of any partnership interest, or other equity or ownership interest in any entity whether through foreclosure or otherwise, it shall be entitled to exercise such legal rights as it may have by being an owner of such partnership interest or other equity or ownership interest.

             32.        Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

             33.        ENTIRE AGREEMENT.  THIS WRITTEN AGREEMENT, TOGETHER WITH THE NOTE, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

             34.        Subordination Agreement.  To the extent that the terms and provisions of this Security Agreement are inconsistent with the terms and provisions set forth in the Subordination Agreement, the terms and provisions of the Subordination Agreement shall govern.

             35.        Reinstatement.  The provisions of this Agreement  shall remain in full force and effect and continue to be effective even if:  (a) any petition is filed by or against Borrower or any of Borrower’s Subsidiaries for liquidation or reorganization; (b) Borrower or any of Borrower’s Subsidiaries becomes insolvent or makes an assignment for the benefit of creditors; (c) a receiver or trustee is appointed for all or any significant part of the assets of Borrower or any of Borrower’s Subsidiaries; or (d) at any time payment and performance of the Secured  Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof is rescinded, reduced, restored, or returned, the Secured Obligations and Secured Party's Liens in the Collateral shall be reinstated and deemed reduced only by any amount paid and not so rescinded, reduced, restored, or returned.

             36.        Variations in Pronouns.  Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

             37.        Exhibits and Schedules.  Any Exhibits and Schedules attached hereto are a part this Agreement as fully as if set forth herein.  All references herein to Sections, subsections, clauses, Exhibits, and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.  A reference to an article, section or exhibit will mean an article or section in, or an exhibit to, this Agreement, unless otherwise explicitly set forth.  The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement.  For the purposes of such construction, this Agreement will be considered as a whole.  The terms “including” and “include” as used in this Agreement will be deemed to include the phrase “without limitation.”

             38.        Attorney’s Fees and Costs.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which it may be entitled.

             39.        Representation by Counsel.  Each party acknowledges that it has had the opportunity to be represented by separate independent counsel in the negotiation of this Agreement, that any such respective attorneys were of its own choosing, that each authorized representative has read this Agreement and that he understands its meaning and legal consequences to each party.  The Parties warrant and represent that they have consulted with their attorney of choice concerning the execution, the meaning and the import of this Agreement, or voluntarily chose not to do so, and each has read this Agreement and fully understands the terms hereof as signified by their signatures below, and are executing the same of their own free will for the purposes and consideration herein expressed.  The Parties warrant and represent that they have had sufficient time to consider whether to enter into this Agreement and that they are relying solely on their own judgment and the advice of their own counsel, if any, in deciding to execute this Agreement.  The Parties warrant and represent that they have read this Agreement in its entirety and have consulted with their attorney, if any, concerning the execution of this Agreement.  If any or all Parties have chosen not to seek counsel, said party or parties hereby acknowledge that he or they refrained from seeking counsel entirely of his or their own volition and with full knowledge of the consequences of such a decision.

             40.        Presumption Against Scrivener.  Each party waives the presumption that this Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

             41.        Capacity.  Each party represents and warrants that he has the authority to enter into this Agreement either on his own behalf or in an official capacity on behalf of a corporate party.

             42.        Headings.  The headings used in this Agreement are for administrative purposes only and do not constitute substantive matter to be considered in construing the terms and shall not affect the interpretation of this Agreement.

             43.        Further Assurances.  At any time and from time to time after the date hereof, at the request of either Party, and without further consideration, Borrower and Secured Party will execute and deliver such other and further instruments and documents, and take such other action as the other Party may reasonably deem necessary, convenient or desirable in order to more effectively assist either Party in exercising all rights with respect thereto, and carrying out the business, duties, and obligations created by this Agreement.

             44.        Partial Invalidity.  Each part of this Agreement is intended to be several.  If any term, covenant, condition or provision hereof is illegal or invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Agreement and all such remaining parts hereto shall not be impaired or invalidated in any way, but shall be legal, valid and enforceable and have full force and effect as if the illegal, invalid, unenforceable part has not been included.

             45.        Corporate Authority.  Borrower and Secured Party represent and warrant to each other that each has previously taken the necessary corporate action authorizing the execution of this Agreement by their officer recited below.

             IN WITNESS WHEREOF, Borrower and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

VISEON, INC.,
a Nevada corporation

By:	John Harris
Its;	President and Chief Executive Officer

SECURED PARTY:

DIGITAL INVESTORS L.L.C.
a Nevada Limited Liability Company

By:	Albert B. Greco, Jr
Its:	Manager

Schedule 1

Permitted Liens

*[To be provided by Borrower]*

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 2

Locations of Equipment and Inventory

*[To be provided by Borrower]*

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 3

Trade Names

*[To be provided by Borrower]*

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 4

Bank Accounts, Instruments and Chattel Paper

Bank	Account #	Type

[Complete name,
Delivery address
ABA No. and Account
office and phone no.]

*[To be provided by Borrower]*

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Schedule 5

Accounts

Account Debtor	Terms	Outstanding Balance

[Complete name,
address and phone no.]

*[To be provided by Borrower]*

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.